EXHIBIT 99.1

                                                                  [CYTOGEN LOGO]

COMPANY CONTACT:
Cytogen Corporation
Stacy Shearer
Investor Relations
(609) 750-8289
sshearer@cytogen.com

      CYTOGEN REPORTS RECORD PRODUCT REVENUES IN THE SECOND QUARTER OF 2004

               Company Reaffirms 2004 Full Year Financial Guidance

PRINCETON, N.J., (AUGUST 5, 2004) -- Cytogen Corporation (Nasdaq: CYTO), a product-driven, oncology-focused biopharmaceutical company, today reported its consolidated financial results for the second quarter and six months ended June 30, 2004 and reaffirmed its 2004 full year financial guidance.

Second quarter sales were strong with total product revenues of $3.9 million for the quarter ended June 30, 2004 compared to $1.7 million for the same period in 2003. For the six months ended June 30, 2004, product revenues were $7.5 million compared to $3.6 million for the same period in 2003.

Cytogen reported a net loss of $4.4 million, or $0.30 per basic and diluted share, for the quarter ended June 30, 2004 compared to a net loss of $3.4 million, or $0.37 per basic and diluted share, for the same period in 2003. For the six months ended June 30, 2004, Cytogen reported a net loss of $8.7 million, or $0.63 per basic and diluted share, compared to $5.3 million, or $0.60 per basic and diluted share, for the same period in 2003.

"We are very pleased to report another quarter of significant progress at Cytogen," said Michael D. Becker, Cytogen's President and Chief Executive
Officer. "First, we are encouraged by the year-over-year increase in PROSTASCINT(R) sales that we believe principally resulted from a combination of increased demand and changes in distributor buying patterns. Second, the recent publication and presentation of new clinical data re-affirming the benefits of QUADRAMET(TM), along with favorable feedback from continued market research, confirms our expectations for increases in QUADRAMET sales during the second half of the year. We believe that key physicians share our excitement for QUADRAMET in that they have expressed interest in incorporating its use into their practice, participating in our new product evaluation programs, and initiating clinical studies to enhance both the current and future utility of this product. Finally, we are encouraged by the recent submission of a response to the approvable letter received from the U.S. Food and Drug Administration
(FDA) for COMBIDEX(R) by Advanced Magnetics, Inc. and our efforts are now focused on appropriate pre-launch preparation and related activities."

PRODUCT REVENUE
---------------

QUADRAMET

Sales of QUADRAMET (samarium Sm-153 lexidronam injection), a long-acting, non-opioid treatment for the relief of pain due to bone metastases arising from prostate, breast, multiple myeloma and other types of cancer, were $1.6 million for the quarter ended June 30, 2004. For the six months ended June 30, 2004, QUADRAMET sales were $3.5 million.

Under a 1998 agreement, Berlex Laboratories had marketing rights for QUADRAMET in North and Latin America. Through July 31, 2003, Cytogen received and reported royalties on product sales made by Berlex. Such royalty revenue from sales of

QUADRAMET during the quarter and six months ended June 30, 2003 was $465,000 and $914,000, respectively.

On August 1, 2003, Cytogen reacquired these marketing rights from Berlex in exchange for an upfront cash payment of $8.0 million and royalties based on future sales of QUADRAMET. At that time, Cytogen began recording product revenue from the sales of QUADRAMET.

                            QUADRAMET REVENUE SUMMARY
                                 ($ in millions)

                  2003      2003      2003      2003      |     2004      2004
                   Q1        Q2        Q3        Q4       |      Q1        Q2
                  ----      ----      ----      ----      |     ----      ----
Product Sales      n/a       n/a      $1.2      $1.6      |     $1.9      $1.6
Royalties         $0.4      $0.5      $0.2       n/a      |      n/a       n/a
                  ----      ----      ----      ----      |     ----      ----
                                                          |
TOTAL:            $0.4      $0.5      $1.4      $1.6      |     $1.9      $1.6


PROSTASCINT

Sales of PROSTASCINT (capromab pendetide), the first commercial monoclonal antibody-based molecular imaging agent targeting prostate-specific membrane antigen, or PSMA, used to image the extent and spread of prostate cancer were $2.3 million for the quarter ended June 30, 2004 compared to $1.6 million for the same period in 2003. For the six months ended June 30, 2004, PROSTASCINT sales were $4.0 million compared to $3.2 million for the same period in 2003.

As previously communicated, during 2003 Cytogen collected and presented data to the Centers for Medicare & Medicaid Services (CMS) demonstrating the need for change in the relative value of PROSTASCINT for the hospital outpatient prospective payment system (HOPPS). For 2004, a more appropriate higher PROSTASCINT reimbursement value was established that the Company believes will help ensure that hospitals are not discouraged from providing Medicare beneficiaries access to this important and clinically useful molecular imaging procedure.

                           PROSTASCINT REVENUE SUMMARY
                                 ($ in millions)

                  2003      2003      2003      2003      |     2004      2004
                   Q1        Q2        Q3        Q4       |      Q1        Q2
                  ----      ----      ----      ----      |     ----      ----
Product Sales     $1.6      $1.6      $1.5      $1.8      |     $1.7      $2.3

OTHER PRODUCT REVENUE
---------------------

Other product revenue, consisting of both brachytherapy products and NMP22(R) BLADDERCHEK(R) (nuclear matrix protein-22), a point-of-care, in vitro diagnostic test for bladder cancer developed by Matritech, Inc., were not significant in the first or second quarters of 2004 compared to $265,000 and $98,000 in the first and second quarters of 2003, respectively. As previously announced, Cytogen discontinued marketing brachytherapy products effective January 24, 2003. From November 2002 through December 31, 2003, Cytogen promoted NMP22 BLADDERCHEK primarily to urologists in the United States. After December 31, 2003, Cytogen has been selling NMP22 BLADDERCHEK exclusively to oncologists.

COSTS AND EXPENSES
------------------

Total operating expenses for the quarter ended June 30, 2004 were $8.4 million compared to $5.7 million for the same period in 2003. For the six month period ended June 30, 2004, operating expenses were $16.3 million compared to $10.7 million for the six month period ended June 30, 2003. Operating expenses in 2004 primarily reflect, QUADRAMET and PROSTASCINT manufacturing costs, royalties paid by Cytogen to Dow Chemical and Berlex Laboratories on our sales of QUADRAMET, and the amortization of the up-front payment to Berlex to reacquire QUADRAMET. The 2004 operating expenses also include increased selling and marketing expenses related to the expansion of the Company's sales force and marketing initiatives for the Company's existing oncology products.

The 2004 and 2003 operating expenses also reflect costs associated with the PSMA Development Company LLC ("PDC"), a joint venture between Cytogen and Progenics Pharmaceuticals, Inc., for the development of in vivo immunotherapies targeting prostate specific membrane antigen (PSMA). Cytogen's share of the equity in the loss associated with PDC was $542,000 for the second quarter of 2004 compared to $1.1 million in the second quarter of 2003. For the six months ended June 30, 2004, Cytogen's share of the equity in the loss of PDC was $1.4 million compared to $2.0 million in the same period of 2003.

CASH POSITION
-------------

Cytogen's cash, cash equivalents and short-term investments balance as of June 30, 2004 was $44.8 million compared to $30.2 million as of December 31, 2003. In April 2004, the Company received net proceeds of approximately $24.0 million in connection with a registered direct offering of 2,570,000 shares of its common stock.

CLINICAL DEVELOPMENT UPDATE
---------------------------

Though indicated for pain palliation, preliminary clinical data suggests that QUADRAMET may have direct anticancer activity. Accordingly, QUADRAMET is currently being evaluated alone, at higher doses, and in a series of combination therapy regimens in order to assess potential synergies with anti-tumor drugs, such as docetaxel, and other bone seeking agents, such as zoledronic acid, based on demonstrated clinical activity in hormone-refractory prostate cancer, multiple myeloma and osteosarcoma. Pending approval by relevant internal review boards, several new clinical studies are expected to begin in mid-to-late 2004.

YEAR-TO-DATE 2004 HIGHLIGHTS
----------------------------

     - Thomas S. Lytle joined Cytogen as Senior Vice President of Sales and Marketing to oversee strategic sales and marketing initiatives for Cytogen's existing and future oncology products.
     - Cytogen received net proceeds of approximately $24.0 million in connection with a registered direct offering of 2,570,000 shares of its common stock.
     - Clinical data demonstrating that overexpression of prostate-specific membrane antigen (PSMA) in primary prostate cancer correlates with other adverse traditional prognostic factors and independently predicts disease recurrence was reported in the medical journal Clinical Cancer Research ("Correlation of Primary Tumor Prostate-Specific Membrane Antigen Expression with Disease Recurrence in Prostate Cancer," Clinical Cancer Research, Volume 9, No. 17, pp. 6357-6362).
     - Positive results from the collaboration between Cytogen and researchers at the Kimmel Cancer Institute at Thomas Jefferson University designed to identify novel interactions associated with

          Wwox, a tumor suppressor protein, were published in the Proceedings of the National Academy of Sciences (PNAS) ("Functional association between Wwox tumor suppressor protein and p73, a p53 homolog," PNAS, Volume 101, No. 13, pp. 4401-4406).
     - A prospective, randomized, double-blind multi-center study demonstrating that QUADRAMET both provides significant pain relief from bone metastases secondary to prostate cancer and enables patients to significantly decrease their use of opioid analgesics was reported in the May 2004 issue of the peer-reviewed medical journal Urology ("Samarium-153- Lexidronam Complex for Treatment of Painful Bone Metastases in Hormone- Refractory Prostate Cancer," Urology, Volume 63, No. 5, pp. 940-945).
     - The findings of three separate studies relating to QUADRAMET were presented at the 40th Annual Meeting of the American Society of Clinical Oncology (ASCO). The studies demonstrated the use of QUADRAMET in conjunction with other therapies for the treatment of bone metastases secondary to prostate cancer, breast cancer, and multiple myeloma.
     - Cytogen was added to the Russell 3000(R) Index when the broad-market index was reconstituted on June 25, 2004.
     - Advances in prostate cancer imaging using PROSTASCINT were presented at the 51st Annual Meeting of the Society of Nuclear Medicine.
     - Advanced Magnetics, Inc. and Cytogen Corporation announced that Advanced Magnetics submitted a response to the approvable letter received from the U.S. Food and Drug Administration (FDA) for COMBIDEX, an investigational molecular imaging agent to aid in the non-invasive diagnosis of metastatic lymph nodes.

FINANCIAL OUTLOOK FOR 2004
--------------------------

The Company reaffirms its previous issued financial guidance as follows:

-- Reflecting only QUADRAMET and PROSTASCINT, Cytogen expects an increase in 2004 full year product revenue of approximately 65% to 75% over its 2003 product revenue of $9.8 million;

-- In 2004, Cytogen expects an average gross margin of approximately 40%, which reflects QUADRAMET and PROSTASCINT manufacturing costs and royalties to Dow Chemical and Berlex Laboratories;

-- In 2004, Cytogen expects an increase in its full year total selling, general and administrative expenses of approximately 55% to 60% compared to the $11.6 million incurred in these areas in 2003 due primarily to sales force expansion and other marketing initiatives associated with the commercialization of the Company's existing and anticipated oncology products;

-- Cytogen expects an increase in 2004 full year research and development expenses of approximately 55% to 60% over its 2003 research and development expenses of $2.7 million due primarily to investigational studies relating to QUADRAMET; and

-- In 2004, Cytogen expects an increase in its share of the equity loss associated with the PDC joint venture of approximately 30% over its 2003 share of the equity loss of $3.5 million due primarily to third party manufacturing and development costs related to PDC's monoclonal antibody programs in preparation for initiation of human clinical trials.

The statements made in the foregoing paragraphs under the heading "Financial Outlook for 2004" are forward-looking statements, subject to the disclosure notice paragraph regarding forward-looking statements set forth below.

CONFERENCE CALL & WEBCAST INFORMATION
-------------------------------------

Cytogen will broadcast its quarterly investor conference call live over the Internet today, Thursday, August 5, 2004 at 9:00 a.m. Eastern Time. The dial-in number for the U.S. is 800-901-5213 and the dial-in number for international callers is 617-786-2962. The pass code number is 17064226. This event can also be accessed by going to Cytogen's Web site, www.cytogen.com, and clicking on Investor Relations. A link to the webcast is under the Calendar of Events header. The event will be archived and available for replay starting approximately one hour after the call and continuing for 7 days thereafter. A replay of the conference call will be available for seven days following the call. The replay dial-in number for the U.S. is 888-286-8010 and the dial-in number for international callers is 617-801-6888. The replay pass code number is 39220111.

NOTE:
-----

QUADRAMET is indicated for the relief of pain in patients with confirmed osteoblastic metastatic bone lesions that enhance on radionuclide bone scan. This press release describes clinical applications that differ from that reported in the QUADRAMET package insert.

PROSTASCINT is indicated as a diagnostic imaging agent in newly diagnosed patients with biopsy-proven prostate cancer, thought to be clinically localized after standard diagnostic evaluation and who are thought to be at high risk for pelvic lymph node metastases. PROSTASCINT is also indicated as a diagnostic imaging agent in post-prostatectomy patients with a rising PSA and a negative or equivocal standard metastatic evaluation in whom there is a high clinical suspicion of occult metastatic disease. This press release describes clinical applications and imaging performance that differs from that reported in the PROSTASCINT package insert.

A copy of the full prescribing information for QUADRAMET, PROSTASCINT, and NMP22 BLADDERCHEK may be obtained in the U.S. from Cytogen Corporation by calling toll free 800-833-3533 or by visiting the web site at www.cytogen.com, which is not part of this press release.

ABOUT CYTOGEN CORPORATION
-------------------------

Founded in 1980, Cytogen Corporation of Princeton, NJ is a product-driven, oncology-focused biopharmaceutical company that develops and commercializes a balanced portfolio of oncology products that address the unmet medical needs of patients and the physicians that serve them. Cytogen directly markets QUADRAMET(TM) (samarium Sm-153 lexidronam injection), PROSTASCINT(R) (capromab pendetide) kit for the preparation of Indium In-111 capromab pendetide, and NMP22(R) BLADDERCHEK(R) (nuclear matrix protein-22) in the United States.
Cytogen has exclusive United States marketing rights to COMBIDEX(R) (ferumoxtran-10), an investigational molecular imaging agent consisting of iron oxide nanoparticles for use in conjunction with magnetic resonance imaging to aid in the differentiation of cancerous and non-cancerous lymph nodes, which is under review by the U.S. Food and Drug Administration. Cytogen is also developing therapeutics targeting prostate-specific membrane antigen (PSMA), a protein highly expressed on the surface of prostate cancer cells and the neovasculature of solid tumors. Full prescribing information for the Company's products is available at www.cytogen.com or by calling 1-800-833-3533. For more information, please visit the Company's website at www.cytogen.com, which is not part of this press release.


This press release contains certain "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and investors are cautioned not to put any undue reliance on any forward-looking statement. There are a number of important factors that could cause Cytogen's results to differ materially from those indicated by such forward-looking statements. In particular, Cytogen's business is subject to a number of significant risks, which include, but are not limited to: the risk of obtaining the necessary regulatory approvals; the risk of whether products result from development activities; the risk of shifts in the regulatory environment affecting sales of Cytogen's products such as third-party payor reimbursement issues; the risk associated with Cytogen's dependence on its partners for development of certain projects, as well as other factors expressed from time to time in Cytogen's periodic filings with the Securities and Exchange Commission (the "SEC"). As a result, this press release should be read in conjunction with Cytogen's periodic filings with the SEC. The forward-looking statements contained herein are made only as of the date of this press release, and Cytogen undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

                                       ###

                              CYTOGEN CORPORATION & SUBSIDIARIES
                       (All amounts in thousands except per share data)
                                          (Unaudited)



                             CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS


                                              THREE MONTHS ENDED         SIX MONTHS ENDED
                                                    JUNE 30,                  JUNE 30,
                                             --------------------      --------------------
                                                2004        2003         2004         2003
                                             --------    --------      --------    --------
Revenues:
    Quadramet                                $  1,616    $      -      $  3,470    $      -
    ProstaScint                                 2,312       1,599         4,039       3,219
    Others                                          -          98             1         363
                                             --------    --------      --------    --------
           Total Product Revenue                3,928       1,697         7,510       3,582

Royalty Revenue                                     -         465             -         914
License and Contract Revenue                       24         164            43         307
                                             --------    --------      --------    --------
           Total Revenues                       3,952       2,326         7,553       4,803
                                             --------    --------      --------    --------

Operating Expenses:
    Cost of Product Related Revenue             2,396         900         4,795       1,810
    Selling, General and Administrative         4,914       2,967         8,805       5,366
    Research and Development                      541         718         1,345       1,530
    Equity in Loss of Joint Venture               542       1,086         1,351       1,966
                                             --------    --------      --------    --------
           Total Operating Expenses             8,393       5,671        16,296      10,672
                                             --------    --------      --------    --------

Interest Income (Expense), Net                     57         (23)           77         (34)
Income Tax Benefit                                  -           -             -        (584)
                                             --------    --------      --------    --------
Net Loss                                     $ (4,384)   $ (3,368)     $ (8,666)   $ (5,319)
                                             ========    ========      ========    ========

Basic and Diluted Net Loss Per Share         $  (0.30)   $  (0.37)     $  (0.63)   $  (0.60)
                                             ========    ========      ========    ========

Weighted Average Common Shares Outstanding     14,848       9,051        13,859       8,909
                                             ========    ========      ========    ========




                      CONDENSED CONSOLIDATED BALANCE SHEETS


                                                          JUNE 30,     DECECEMBER 31,
                                                            2004            2003
                                                        -----------    --------------

Assets:
    Cash, Cash Equivalents and Short-Term Investments    $  44,840       $  30,215
    Accounts Receivable, Net                                 1,946           1,445
    Inventories                                              1,432           1,887
    Property and Equipment, Net                                747             595
    Quadramet License Fee, Net                               7,372           7,720
    Other Assets                                             1,586           1,833
                                                         ---------       ---------
           Total Assets                                  $  57,923       $  43,695
                                                         =========       =========

Liabilities and Stockholders' Equity:
    Accounts Payable and Accrued Liabilities             $   4,002       $   5,125
    Other Current Liabilities                                   58              76
    Long-Term Liabilities                                    2,457           2,454
    Stockholders' Equity                                    51,406          36,040
                                                         ---------       ---------
           Total Liabilities and Stockholders' Equity    $  57,923       $  43,695
                                                         =========       =========